UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock New Jersey Investment Quality Municipal Trust, Inc.

BlackRock New York Investment Quality Municipal Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES

FURTHER MAILINGS AND PHONE CALLS

Time is running short and the adjourned Special Meeting date is rapidly approaching. According to our records your vote has still not yet been recorded. To avoid further adjournments and additional solicitation costs, your Board of Directors is asking you to use the enclosed proxy card to authorize your proxy “FOR” the approval of the liquidation and dissolution of BlackRock New Jersey Investment Quality Municipal Trust (“RNJ”) and BlackRock New York Investment Quality Municipal Trust (“RNY”). We hope you will take this opportunity to vote your shares “FOR” the proposals. The reconvened special meeting of RNJ and RNY will be held at 1 University Square Drive, Princeton, NJ 08540 at 9:00 A.M. (Eastern time) on June 28, 2012.

THE BOARDS DO NOT BELIEVE THAT CONTINUATION OF THE FUNDS IN THEIR

CURRENT FORM IS VIABLE OR IN THE BEST INTEREST OF YOU, THE

SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
LIQUIDATIONS.

THE LIQUIDATION PROPOSALS HAVE THE SUPPORT OF AN INDEPENDENT, NATIONALLY-RECOGNIZED PROXY ADVISORY FIRM.

The proposals were independently reviewed by ISS Governance Services Inc. (“ISS”), widely recognized as one of the leading independent proxy advisory firms in the nation, who recommended voting “FOR” the proposals. Hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country rely upon ISS’ expertise, research and voting recommendations. For 25 years, ISS has been a leading provider of independent proxy research to institutional investors. ISS recommends that its clients vote “FOR” the proposals.

Your vote is important, no matter how large or small your holdings may be. We urge you to vote “FOR” the proposal by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by phone or internet by following the instructions on the enclosed card.

If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares unless you complete, sign, date and return the enclosed proxy voting form. Voting now will minimize additional expenses incurred resulting from further reminder mailings and further solicitation phone calls to shareholders with un-voted shares.

If you have questions or need assistance in voting your shares, please call Georgeson Inc. at 1-866-856-2826.

Thank you for your Vote.